                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                November 14, 1996
                      -------------------------------------
                Date of Report (Date of earliest event reported)



                        Arris Pharmaceutical Corporation
                      -------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                       0-22788              22-2969941
----------------                ------------       -------------------
(State or other                 (Commission        (I.R.S. Employer
 jurisdiction of                File Number)       Identification No.)
 incorporation)



     385 Oyster Point Blvd., Suite 3, South San Francisco, California 94080
     ----------------------------------------------------------------------
                    (Address of principal executive offices)



                                 (415) 829-1000
                            ------------------------
              (Registrant's telephone number, including area code)



                                       1.

ITEM 5.  OTHER EVENTS.

         AGREEMENT WITH MERCK

         In November 1996 Arris Pharmaceutical Corporation ("Arris") signed a collaborative research and development agreement with Merck & Co., Inc. ("Merck") to develop small molecule inhibitors of proteases involved in osteoporosis. The press release announcing the signing of the collaborative agreement with Merck is filed herewith as Exhibit 99.1.


         SECOND PAYMENT IN KHEPRI MERGER

         In December 1995, Khepri Pharmaceuticals, Inc., a Delaware corporation ("Khepri"), was merged (the "Merger") with and into a wholly-owned subsidiary ("Sub") of Arris pursuant to an Agreement and Plan of Reorganization by and among Arris, Sub, and Khepri, dated as of November 7, 1995 (the "Agreement"). Upon consummation of the Merger, Khepri ceased to exist and Sub, now named Arris Protease, Inc., survived.

         Pursuant to the Agreement, Arris was required to make a second payment to the former Khepri preferred stockholders on December 30, 1996, either in Arris Common Stock or in cash, at the sole election of Arris. Arris elected to make the second payment in stock and, on December 30, 1996, issued 518,701 shares of Arris Common Stock to satisfy this obligation.

         The press release announcing the decision of Arris to make the second payment in stock is filed herewith as Exhibit 99.2.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.

         99.1  Press release dated November 14, 1996.

         99.2  Press release dated December 20, 1996.


                                       2.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARRIS PHARMACEUTICAL CORPORATION



December 31, 1996                       By  /s/ Daniel H. Petree
                                          ------------------------------------
                                                Daniel H. Petree
                                                Executive Vice President,
                                                  Corporate Development


                                       3.

                                INDEX TO EXHIBITS

Exhibit
Numbers        Description
-------        -----------

99.1           Press release dated November 14, 1996.

99.2           Press release dated December 20, 1996.



                                       4.